Exhibit 99

EXECUTION VERSION

$750,000,000

CREDIT AGREEMENT

dated as of

December 14, 2011

among

Norfolk Southern Corporation,

The Lenders From Time to Time Parties Hereto,

JPMorgan Chase Bank, N.A.,

as Administrative Agent

and

Bank of America, N.A.
Citibank, N.A.,
and
Wells Fargo Bank, N.A.

as Syndication Agents

and

Goldman Sachs Bank USA,
Morgan Stanley Senior Funding, Inc.,
and
The Bank of Tokyo-Mitsubishi UFJ, Ltd.
as Documentation Agents

__________________________

J.P. Morgan Securities LLC,
Citigroup Global Markets Inc.,
Merrill Lynch, Pierce, Fenner & Smith Incorporated
and
Wells Fargo Securities, LLC
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

ii

Schedules
Schedule 1	–	Commitment Schedule
Schedule 2	–	Pricing Grid

Exhibits
Exhibit A	–	Note
Exhibit B-1	–	INTENTIONALLY OMITTED
Exhibit B-2	–	INTENTIONALLY OMITTED
Exhibit C	–	INTENTIONALLY OMITTED
Exhibit D	–	Assignment and Assumption Agreement
Exhibit E	–	Money Market Quote Request
Exhibit F	–	Invitation for Money Market Quotes
Exhibit G	–	Money Market Quote
Exhibit H	–	Closing Certificate
Exhibit I	–	U.S. Tax Compliance Certificates

iii

CREDIT AGREEMENT

CREDIT AGREEMENT (“Agreement”) dated as of December 14, 2011, among NORFOLK SOUTHERN CORPORATION, the LENDERS from time to time parties hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, BANK OF AMERICA, N.A., CITIBANK, N.A., and WELLS FARGO BANK, N.A. as Syndication Agents, and GOLDMAN SACHS BANK USA, MORGAN STANLEY SENIOR FUNDING, INC., and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Documentation Agents.

The parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.1.   Definitions.  The following terms, as used herein, have the following meanings:

“Absolute Rate Auction” means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.3.

 “Administrative Agent” means JPMorgan in its capacity as Administrative Agent for the Lenders hereunder, and its successors in such capacity.

“Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Lender.

“Affiliate” means, with respect to any Person (i) each Person (a “Controlling Person”) (other than the Borrower or a Subsidiary) that directly, or indirectly through one or more intermediaries, controls such Person or (ii) each Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person.  As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Agents” means the collective reference to the Administrative Agent, the Syndication Agents and the Documentation Agents.

“Amendment” has the meaning set forth in Section 9.5.

“Applicable Lending Office” means, with respect to any Lender, (i) in the case of its Base Rate Loans, its Base Rate Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

“Applicable Margin” means, at any time, the applicable percentage rate per annum set forth in the Pricing Grid which is applicable at such time in accordance with the Pricing Grid.

“Arrangers” means J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, each in its capacity as joint lead arranger and joint bookrunner in respect of this Agreement.

“Assignee” has the meaning set forth in Section 9.6(c).

“Assuming Lender” has the meaning set forth in Section 2.17(a).

“Bankruptcy Event” means, with respect to any Person, that such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent (or, in the case of the Lender serving as the Administrative Agent, in the good faith determination of the Required Lenders), has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a governmental body, agency, court or authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such governmental body, agency, court or authority or instrumentality thereof) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means, for any day, a rate per annum equal to the highest of (i) the Prime Rate for such day, (ii) the Euro-Dollar Rate that would be calculated as of such day (or, if such day is not a Euro-Dollar Business Day, as of the next preceding Euro-Dollar Business Day) in respect of a proposed Euro-Dollar Loan with a one-month Interest Period plus 1% and (iii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.  Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Euro-Dollar Rate shall be effective as of the opening of business on the day of such change in the Prime Rate, the Federal Funds Rate or the Euro-Dollar Rate, respectively.

“Base Rate Lending Office” means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Base Rate Lending Office) or such other office as such Lender may hereafter designate as its Base Rate Lending Office by notice to the Borrower and the Administrative Agent.

“Base Rate Loan” means a Committed Loan which bears interest at a rate per annum based upon the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Section 2.6(d) or Article 8.

“Benefit Arrangement” means, at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Borrower.

“Borrower” means Norfolk Southern Corporation, a Virginia corporation, its successors, and any Person with which the Borrower merges or consolidates, or to which it sells substantially all of its assets, in accordance with Section 5.9.

“Borrower’s 2010 Form 10-K” means the Borrower’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended.

“Borrowing” has the meaning set forth in Section 1.3.

“Closing Date” means the date on or after the Effective Date on which all of the conditions set forth in Section 3.1 shall have been satisfied.

“Commitment” means: (i) with respect to each Lender listed on the signature pages hereof, the amount set forth opposite the name of such Lender in the Commitment Schedule, or (ii) with respect to each Assignee which becomes a Lender pursuant to Section 9.6(c), the amount of the Commitment thereby assumed by it, in each case as such amount may be reduced from time to time pursuant to Section 2.9 or increased or reduced by reason of an assignment to or by such Lender in accordance with Section 9.6(c).

“Commitment Increase” has the meaning set forth in Section 2.17(a).

“Commitment Increase Date” has the meaning set forth in Section 2.17(a).

“Commitment Schedule” means the schedule attached hereto as Schedule 1 and identified as such.

“Committed Loan” means a loan made by a Lender pursuant to Section 2.1.

“Communications” has the meaning set forth in Section 9.1(e).

“Conduit Lender” means any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that such Lender has consulted the Borrower with respect to such designation; provided, further that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.14, 8.3, 8.4, or 9.3 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

 “Consolidated Net Income” means, for any fiscal period, the net income of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

“Consolidated Net Worth” means, at any date, the consolidated stockholders’ equity of the Borrower and its Consolidated Subsidiaries as of such date.

“Consolidated Subsidiary” means, at any date, with respect to any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.  Unless otherwise specified, a “Consolidated Subsidiary” shall be a Consolidated Subsidiary of the Borrower.

“Consolidated Total Capital” means, at any date, the sum of (i) Consolidated Net Worth and (ii) Consolidated Total Debt, in each case at such date.

“Consolidated Total Debt” means, at any date, without duplication, the aggregate amount of Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis using generally accepted accounting principles of consolidation as of such date.

“Continuing Director” has the meaning set forth in Section 6.1(l).

 “Debt” of any Person means, at any date, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person evidenced by bonds, debentures, notes, equipment trust certificates or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) any obligation (whether fixed or contingent) to reimburse any bank or other Person in respect of amounts paid or payable under a standby letter of credit, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vii) all Debt of others Guaranteed by such Person.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Domestic Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Lender in writing, or has made a publicly available, written statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied), (c) has failed, within three Domestic Business Days after request by a Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Lender’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent (or, in the case of the Lender serving as the Administrative Agent, such certification in form and substance satisfactory to it and the Required Lenders), or (d) has become the subject of a Bankruptcy Event.

“Derivatives Obligations” of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

“Disclosed Matters” means the Borrower’s most recent filing on Form 10-K for the year ended December 31, 2010 and any subsequent filing made on Form 10-Q or Form 8-K on or prior to the Closing Date, or any posting on the Borrower’s website at http://www.nscorp.com/nscportal/nscorp/Investors/, posted since the Borrower’s most recent filing on Form 10-Q for the quarterly period ended September 30, 2011, on or prior to the Closing Date.

“Documentation Agents” means the collective reference to Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd.

“Domestic Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 9.8(b).

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, injunctions or binding agreements relating to the environment, preservation or reclamation of natural resources or the management or release of or exposure to any Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Consolidated Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means the Borrower, any Consolidated Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Consolidated Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Euro-Dollar Business Day” means any Domestic Business Day on which banks are open for dealings in dollar deposits in the London interbank market.

“Euro-Dollar Lending Office” means, as to each Lender, its office, branch or Affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or Affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

“Euro-Dollar Loan” means a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

“Euro-Dollar Rate” means a rate of interest determined pursuant to Section 2.6(b) on the basis of a London Interbank Offered Rate.

“Euro-Dollar Reference Lenders” means the principal London offices of Bank of America, N.A., Citibank, N.A., JPMorgan and Wells Fargo Bank, N.A..

“Euro-Dollar Reserve Percentage” has the meaning set forth in Section 2.7.

“Event of Default” has the meaning set forth in Section 6.1.

“Existing Credit Agreement” means the Amended and Restated Credit Agreement dated as of June 26, 2007, among the Borrower, the banks parties thereto, and JPMorgan, as administrative agent for such banks.

“Extension Date” has the meaning set forth in Section 2.9(b).

“Extension Effective Date” has the meaning set forth in Section 2.9(b).

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement, and any regulations or official interpretations thereof.

“Facility Fee Rate” means, at any time, the applicable percentage rate per annum set forth in the Pricing Grid which is applicable at such time in accordance with the Pricing Grid.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic

Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to JPMorgan on such day on such transactions as determined by the Administrative Agent.

“Fixed Rate Loans” means Euro-Dollar Loans or Money Market Loans (excluding Euro-Dollar Loans and Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.1) or any combination of the foregoing.

 “Group of Loans” means, at any time, a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time or (ii) all Loans which are Euro-Dollar Loans having the same Interest Period at such time, provided that, if a Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

“Guarantee” by any person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Hazardous Materials” means all explosive or radioactive substances or wastes, all hazardous or toxic substances, wastes or other pollutants, including, without limitation, all petroleum or petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, and any other substances regulated pursuant to any Environmental Laws.

“Increasing Lender” has the meaning set forth in Section 2.17(a).

“Indemnitee” has the meaning set forth in Section 9.3(b).

“Information Memorandum” means the Information Memorandum dated November 2011 furnished to the Lenders in connection with this Agreement.

“Interest Period” means: (1) with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months (or, nine or twelve months, or a period shorter than one month, in each case, if available to all Lenders) thereafter, as the Borrower may elect in the applicable notice; provided that:

(a)      any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

(b)      any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

(c)      no Interest Period shall extend beyond the Termination Date.

(2)  with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.3; provided that:

(a)      any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

(b)      any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

(c)      no Interest Period shall extend beyond the Termination Date.

(3)  with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 14 days) as the Borrower may elect in accordance with Section 2.3; provided that:

(a)      any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

(b)      no Interest Period shall extend beyond the Termination Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Investment” means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

“Invitation for Money Market Quotes” has the meaning set forth in Section 2.3(c).

“JPMorgan” means JPMorgan Chase Bank, N.A. and its successors.

“Lender” means each financial institution listed on the signature pages hereof, each Assignee which becomes a Lender pursuant to Section 9.6(c), and their respective successors;

provided, that unless the context otherwise requires, each reference herein to a Lender shall be deemed to include any Conduit Lender.

“Lender Affiliate” means (a) any Affiliate of any Lender, and (b) any Person that is administered or managed by any Lender or any Affiliate of any Lender or an entity or an Affiliate of an entity that administers or manages a Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Leverage Ratio” means, at any date, the ratio (expressed as a percentage) of  Consolidated Total Debt to Consolidated Total Capital, in each case at such date.

“LIBOR Auction” means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.3.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset.  For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan” means a Base Rate Loan, a Euro-Dollar Loan or a Money Market Loan, and “Loans” means any combination of the foregoing, as the context may require; provided that, if any such Loan or Loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term “Loan” shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

“Loan Documents” means this Agreement and any Notes delivered pursuant hereto.

“London Interbank Offered Rate” has the meaning set forth in Section 2.6(b).

“Margin Regulations” means Regulations T, U and X of the Board of Governors of the Federal Reserve System, as amended and in effect from time to time.

“Material Adverse Change” has the meaning specified in Section 4.4(c).

“Material Debt” means Debt (other than under the Loan Documents) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $125,000,000.

“Material Plan” means, at any time, any Plan, with respect to which the Unfunded Liabilities exceed $10,000,000.

“Money Market Absolute Rate” has the meaning set forth in Section 2.3(d)(ii)(D).

“Money Market Absolute Rate Loan” means a loan to be made by a Lender pursuant to an Absolute Rate Auction.

“Money Market Lending Office” means, as to each Lender, its Base Rate Lending Office or such other office, branch or Affiliate of such Lender as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent; provided that any Lender may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Lender shall be deemed to refer to either or both of such offices, as the context may require.

“Money Market LIBOR Loan” means a loan to be made by a Lender pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.1).

“Money Market Loan” means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

“Money Market Margin” has the meaning set forth in Section 2.3(d)(ii)(C).

“Money Market Quote” means an offer by a Lender to make a Money Market Loan in accordance with Section 2.3.

“Money Market Quote Request” has the meaning set forth in Section 2.3(b).

“Multiemployer Plan” means, at any time, an employee pension benefit plan which meets the definition of “Multiemployer Plan” within the meaning of Section 4001(a)(3) of ERISA and either (i) to which any member of the ERISA Group is making or accruing an obligation to make contributions or (ii) has within the preceding five plan years been contributed to by any Person which at the time of such contribution was a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Non-Approving Lender” has the meaning set forth in Section 2.9(b).

“Non-Consenting Lender” has the meaning set forth in Section 9.5.

“Non-U.S. Lender” has the meaning set forth in Section 8.4(e).

“Note” has the meaning set forth in Section 2.16(b).

“Notice of Borrowing” means a “Notice of Committed Borrowing” (as defined in Section 2.2) or a “Notice of Money Market Borrowing” (as defined in Section 2.3(f)).

“Notice of Interest Rate Election” has the meaning set forth in Section 2.10(a).

“NSRC” has the meaning set forth in Section 5.9(c).

“Other Taxes” has the meaning specified in Section 8.4(a).

“Parent” means, with respect to any Lender, any Person controlling such Lender.

“Participant” has the meaning set forth in Section 9.6(b).

“Participant Register” has the meaning set forth in Section 9.6(b).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Person” means an individual, a corporation, a partnership, limited liability company, an association, a business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means, at any time, an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Platform” means IntraLinks, Syndtrak or a substantially similar electronic transmission system.

“Pricing Grid” means the grid attached hereto as Schedule 2 and identified as such.

“Prime Rate” means the rate of interest publicly announced by JPMorgan in New York City from time to time as its Prime Rate.

 “Quarterly Dates” means each March 31, June 30, September 30 and December 31.

“Required Lenders” means, at any time, Lenders having more than 50% of the aggregate amount of the Commitments at such time (or, if the Commitments shall have terminated, Lenders having more than 50% of the aggregate principal amount of Loans outstanding at such time).

“Revolving Credit Period” means the period from and including the Closing Date to but not including the Termination Date.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Significant Subsidiary” means, at any time, (i) NSRC and (ii) each other Subsidiary (x) whose assets (or, in the case of a Subsidiary which has subsidiaries, consolidated assets) as shown on the latest financial statements delivered by the Borrower pursuant to Section 5.1(a) or 5.1(b), as the case may be, are (A) at least 10% of the consolidated assets of the Borrower and its Consolidated Subsidiaries at such time and (B) at least $1,500,000,000 or (y) whose operating income (or, in the case of a Subsidiary which has subsidiaries, consolidated operating income) as shown on the latest financial statements delivered by the Borrower pursuant to Section 5.1(a) or

5.1(b), as the case may be, is (A) at least 10% of the consolidated operating income of the Borrower and its Consolidated Subsidiaries at such time and (B) at least $150,000,000.

 “Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, a “Subsidiary” means a Subsidiary of the Borrower.

“Syndication Agents” means the collective reference to Bank of America, N.A., Citibank, N.A. and Wells Fargo Bank, N.A.

“Taxes” has the meaning specified in Section 8.4(a).

“Termination Date” means December 14, 2016 (or, if such date is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day) or such date(s) as may become applicable pursuant to Section 2.9(b).

 “Type” has the meaning set forth in Section 1.3.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefit liabilities under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefit liabilities (excluding any accrued but unpaid contributions), but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“United States” means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

“Withholding Agent” means each of the Borrower and the Administrative Agent.

SECTION 1.2.   Accounting Terms and Determinations.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles in the United States (provided that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Debt in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof), as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the then most recent audited consolidated financial statements of the

Borrower and its Consolidated Subsidiaries delivered to the Lenders; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change in generally accepted accounting principles or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of  whether any such notice is given before or after such change in generally accepted accounting principles or in the application thereof, then such provision shall be interpreted on the basis of generally accepted accounting principles as in effect and applied immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the Required Lenders.  Notwithstanding anything herein to the contrary, and without limiting the foregoing, in the event that generally accepted accounting principles are changed such that operating leases are required to be treated as capital leases, the Borrower and the Lenders hereby agree to negotiate in good faith a reasonably satisfactory amendment to Section 5.7 in order to adjust the Leverage Ratio limit to a level that takes the effect of such change into proper account.

SECTION 1.3.   Types of Loans and Borrowings.  The term “Borrowing” denotes the aggregation of Loans of one or more Lenders to be made to the Borrower pursuant to Article 2 on the same date, all of which Loans are of the same Type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period.  The “Type” of a Loan refers to the determination whether such Loan is a Euro-Dollar Loan, a Base Rate Loan or a Money Market Loan, each of which constitutes a “Type”.

ARTICLE 2

THE CREDIT

SECTION 2.1.   Commitments to Lend.  During the Revolving Credit Period, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in an aggregate amount at any time outstanding not to exceed the amount of its Commitment.  Within the limits specified in this Agreement, the Borrower may borrow under this Section 2.1, prepay Loans to the extent permitted by Section 2.11 and reborrow at any time during the Revolving Credit Period pursuant to this Section 2.1.  Each Borrowing under this Section 2.1 shall be in the aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Commitments) and shall be made from the several Lenders ratably in proportion to their respective Commitments.

SECTION 2.2.   Notice of Committed Borrowings.  The Borrower shall give the Administrative Agent notice (a “Notice of Committed Borrowing”) not later than 11:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

(a)      the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

(b)      the aggregate amount of such Borrowing,

(c)      the initial Type of Loans comprising such Borrowing; and

(d)      in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

SECTION 2.3.   Money Market Borrowings.

(a)       The Money Market Option.  In addition to Committed Borrowings pursuant to Section 2.1, but within the limitations of the Commitments as contemplated by Section 3.2(b), the Borrower may, as set forth in this Section, request (but is not obligated to request) the Lenders from time to time prior to the Termination Date to make offers to make Money Market Loans to the Borrower.  The Lenders may make, but shall have no obligation to make, such offers and the Borrower may accept, but shall have no obligation to accept, any such offers in the manner set forth in this Section.

(b)       Money Market Quote Request.  When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by facsimile transmission or electronic transmission (in .pdf form) a Money Market Quote Request substantially in the form of Exhibit E hereto (a “Money Market Quote Request”) so as to be received no later than 11:00 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

(i)        the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

(ii)       the proposed aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000,

(iii)      the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

(iv)      whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate. The Borrower may request (but is not obligated to request) offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request.  No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Money Market Quote Request.

(c)      Invitation for Money Market Quotes.  Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Lenders by facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit F hereto (an “Invitation for Money Market Quotes”), which shall constitute an invitation by the Borrower to each Lender to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

(d)      Submission and Contents of Money Market Quotes.  (i)  Each Lender may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes.  Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by facsimile transmission at its offices specified in or pursuant to Section 9.1 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any Affiliate of the Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Administrative Agent or such Affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Lenders, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Lenders, in the case of an Absolute Rate Auction.  Subject to Articles 3 and 6, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

(ii)        Each Money Market Quote shall be in substantially the form of Exhibit G hereto and shall in any case specify:

(A)      the proposed date of Borrowing,

(B)      the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Lender, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Lender may be accepted,

(C)      in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the “Money Market Margin”) offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

(D)     in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the “Money Market Absolute Rate”) offered for each such Money Market Loan, and

(E)      the identity of the quoting Lender.

A Money Market Quote may set forth up to five separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

(iii)       Any Money Market Quote shall be disregarded if it:

(A)     is not substantially in conformity with Exhibit G hereto or does not specify all of the information required by subsection (d)(ii);

(B)     contains qualifying, conditional or similar language;

(C)     proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

(D)     arrives after the time set forth in subsection (d)(i).

(e)        Notice to Borrower.  The Administrative Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Lender that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Lender with respect to the same Money Market Quote Request.  Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote.  The Administrative Agent’s notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

(f)         Acceptance and Notice by Borrower.  Not later than 11:00 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e).  In the case of acceptance, such notice (a “Notice of Money Market Borrowing”) shall specify the aggregate principal amount of offers for each Interest Period that are accepted.  The Borrower may accept any Money Market Quote in whole or in part; provided that:

(i)        the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

(ii)       the aggregate principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $1,000,000,

(iii)      acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

(iv)      the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

(g)        Allocation by Administrative Agent.  If offers are made by two or more Lenders with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in such multiples, not greater than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers.  Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

SECTION 2.4.   Notice to Lenders; Funding of Loans.

(a)        Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender participating therein of the contents thereof and of such Lender’s share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

(b)        Not later than 1:00 P.M. (New York City time) on the date of each Borrowing, each Lender participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 9.1.  Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s aforesaid address.

(c)        Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.4 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.6 and (ii) in the case of such Lender, the Federal Funds Rate.  If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Loan included in such Borrowing for purposes of this Agreement.

SECTION 2.5.   Maturity of Loans.

(a)        Each Committed Loan shall mature, and the principal amount thereof shall be payable in full together with accrued interest thereon, on the Termination Date.

(b)        Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be payable in full together with accrued interest thereon, on the last day of the Interest Period applicable to such Borrowing.

SECTION 2.6.   Interest Rates.

(a)        Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the day such Loan is made to but excluding the day it becomes due, at a rate per annum equal to the sum of the Applicable Margin for such day plus the Base Rate for such day.  Such interest shall be payable at maturity, quarterly in arrears on each Quarterly Date prior to maturity and, with respect to the principal amount of any Base Rate Loan converted to a Fixed Rate Loan, on the date such Loan is so converted.  Any overdue principal of or interest on any Base Rate Loan, or any overdue fees or other amounts payable by the Borrower hereunder, shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate then applicable to Base Rate Loans.

(b)        Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period.  Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.  The “London Interbank Offered Rate” applicable to any Interest Period means the rate per annum determined on the basis of the rate for deposits in U.S. dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on LIBOR1 of the Reuters screen as of 11:00 A.M. (London time) two Euro-Dollar Business Days prior to the beginning of such Interest Period.  In the event that such rate does not appear on LIBOR1 of the Reuters screen (or otherwise on such screen), the London Interbank Offered Rate shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Euro-Dollar Reference Lenders or, in the absence of such availability, by reference to the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in U.S. dollars are offered to each of the Euro-Dollar Reference Lenders in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Lender to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

(c)        Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Applicable Margin for such day plus the London Interbank Offered Rate applicable to such Loan on the day before such payment was due (or, if the circumstances described in clause (a) or (b) of Section 8.1 shall exist, at a rate per annum equal to the sum of 2% plus the rate then applicable to Base Rate Loans).

(d)        Subject to Section 8.1, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.6(b) as if the related Money Market LIBOR Borrowing were a Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Lender making such Loan in accordance with Section 2.3.  Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Lender making such Loan in accordance with Section 2.3.  Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.  Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate then applicable to Base Rate Loans.

(e)       The Administrative Agent shall determine each interest rate applicable to the Loans hereunder.  The Administrative Agent shall give prompt notice to the Borrower and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

(f)         Each Euro-Dollar Reference Lender agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section.  If any Euro-Dollar Reference Lender does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Euro-Dollar Reference Lender or Lenders or, if none of such quotations is available on a timely basis, the provisions of Section 8.1 shall apply.

SECTION 2.7.   Regulation D Compensation.  Each Lender may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Lender at a rate per annum determined by such Lender up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate.  Any Lender wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall notify the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

“Euro-Dollar Reserve Percentage” means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).  The compensation payable pursuant to this Section shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

SECTION 2.8.   Facility Fees.  The Borrower shall pay to the Administrative Agent a facility fee calculated for each day at the Facility Fee Rate for such day (determined in accordance with the Pricing Grid).  Such facility fee shall accrue for each day (i) from and including the Effective Date to but excluding the date on which the Commitments terminate in their entirety, on the aggregate amount of the Commitments (whether used or unused) then in effect and (ii) from and including such date of termination to but excluding the date on which no Loans are outstanding, on the aggregate outstanding principal amount of the Loans on such day.  Such facility fee shall be allocated among the Lenders ratably in proportion to their Commitments; provided that any facility fee accruing after the Commitments terminate in their entirety shall be allocated among the Lenders ratably in proportion to the unpaid principal amounts of their respective Loans.  Accrued fees under this Section shall be payable quarterly in arrears on each Quarterly Date and on the Termination Date; provided that fees accruing after the Termination Date shall be payable on demand.

SECTION 2.9.   Optional Termination, Reduction or Extension of Commitments.

(a)        The Borrower may, upon at least three Domestic Business Days’ notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time (after giving effect to any optional prepayments to be made at such time) or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or a larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding amount of the Loans.

(b)        On each of the first and second anniversary of the Closing Date (each, an “Extension Date”), the Borrower shall have the right, with the consent of the Required Lenders and subject to the terms and conditions of this Section 2.9(b), to extend the Termination Date then in effect (each, an “Extension Effective Date”) by one additional year (which date shall become the Termination Date for the consenting Lender(s)); provided, that (i) the representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects on such Extension Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be accurate in all material respects as of such earlier date) both before and immediately after giving effect to the proposed Termination Date extension, (ii) no Default shall have occurred and be continuing on such Extension Date both before and immediately after giving effect to the proposed Termination Date extension, (iii) on or prior to the Extension Effective Date, the Administrative Agent shall have received payment of all fees and interest accrued and payable on the applicable Extension Effective Date and (iv) the Termination Date shall not be extended with respect to any Lender without the consent of such Lender (such consent to be given by the Lender acting in its sole and individual discretion).  At least 30 days prior to the relevant Extension Date, the Borrower shall provide written notice to the Administrative Agent of the proposed Termination Date extension.  Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof.  Any Lender that shall not have provided its written consent to the proposed Termination Date extension by the date that is 10 Domestic Business Days prior to the relevant Extension Date shall be deemed to have elected not to approve of such extension.  In the event any Lender does not (or is deemed to not) consent to an extension of the Termination Date then in effect with respect to such Lender (with respect to such extension, a “Non-Approving Lender”), such Lender’s Commitment shall expire on the Termination Date then in effect with respect to such Lender and for all purposes of this Agreement “Termination Date” in respect of such Lender, the Loans made by it and any other amounts owing to such Lender hereunder shall mean such Termination Date.  As of a given Extension Effective Date, the Commitments of the Lenders shall be deemed modified as appropriate to reflect the expiration of the Commitment of any Non-Approving Lender with respect to such extension.  The Borrower shall have the right, at its sole expense, upon notice to the Administrative Agent and any Non-Approving Lender in respect of any Termination Date extension, to require such Lender to assign and delegate, prior to the relevant Extension Effective Date, without recourse (in accordance with and subject to the restrictions contained in Section 9.6) all its interests, rights and obligations under this Agreement and the other Loan Documents to which it is a party (other than any Money Market Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender that accepts such assignment), provided, such assignee concurrently with such assignment approves such extension; and provided, further, that (i) the Borrower (unless the assignee is a Lender) shall have received the prior written consent of the Administrative Agent (which consent shall not unreasonably be withheld) and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Money Market Loans), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts).

SECTION 2.10.   Method of Electing Interest Rates.

(a)        The Committed Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing.  Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8 and the last sentence of this subsection (a)), as follows:

(i)        if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

(ii)       if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in either case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a “Notice of Interest Rate Election”) to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective.  A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $10,000,000 or any larger multiple of $1,000,000.  If no such notice is timely received prior to the end of an Interest Period, the Borrower shall be deemed to have elected that all Loans having such Interest Period be converted to Base Rate Loans.  Notwithstanding the foregoing, the Borrower may not elect to convert any Loan to, or continue any Loan as, a Fixed Rate Loan pursuant to any Notice of Interest Rate Election if at the time such notice is delivered an Event of Default shall have occurred and be continuing.

(b)        Each Notice of Interest Rate Election shall specify:

(i)        the Group of Loans (or portion thereof) to which such notice applies;

(ii)       the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

(iii)      if the Loans comprising such Group are to be converted, the new Type of Loans and, if the Loans being converted are to be Fixed Rate Loans, the duration of the next succeeding Interest Period applicable thereto; and

(iv)      if such Loans are to be continued as Fixed Rate Loans for an additional Interest Period, the duration of such additional Interest Period.  Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

(c)        Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall promptly notify each Lender of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

(d)        An election by the Borrower to change or continue the rate of interest applicable to any Group of Loans pursuant to this Section shall not constitute a Borrowing subject to the provisions of Section 3.2.

SECTION 2.11.   Optional Prepayments.

(a)        The Borrower may, (i) upon same Domestic Business Day’s notice to the Administrative Agent (received not later than 11:00 A.M. (New York City time)), prepay the Group of Base Rate Loans (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.1) or (ii) upon at least, in the case of Euro-Dollar Loans, three Euro-Dollar Business Days’ notice to the Administrative Agent, and subject to Section 2.14, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.  Each such optional prepayment of a Group of Loans shall be applied to prepay ratably the Loans of the Lenders included in such Group.

(b)        Except as provided in subsection (a) of this Section 2.11, the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof without the consent of the Lender holding such Loan.

(c)        Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

SECTION 2.12.   Scheduled Termination of Commitments.  The Commitments shall terminate on the Termination Date.

SECTION 2.13.   General Provisions as to Payments.

(a)        The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, without setoff or counterclaim and not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.1.  The Administrative Agent will promptly distribute to each Lender, for the account of its Applicable Lending Office, its ratable share of each such payment received by the Administrative Agent for the account of the Lenders.  Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day.  Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.  Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day, unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.  If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b)        Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

SECTION 2.14.   Funding Losses.  If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted (pursuant to Article 6 or 8 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Lender in accordance with Section 2.4(a), 2.10(c) or 2.11(c), the Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense indicating in reasonable detail the computation thereof, which certificate shall be conclusive in the absence of manifest error.

SECTION 2.15.   Computation of Interest and Fees.  Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day).  All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

SECTION 2.16.   Registry.

(a)        The Administrative Agent shall, acting solely for such purpose as an agent of the Borrower, maintain a register (the “Register”) on which it will record the Commitment of each Lender, each Loan made by such Lender and each repayment of any Loan made by such Lender.  Any such recordation by the Administrative Agent on the Register shall be conclusive, absent manifest error.  With respect to any Lender, the assignment or other transfer of the Commitment of such Lender and the rights to the principal of, and interest on, any Loan made and Note issued pursuant to this Agreement shall not be effective until such assignment or other transfer is recorded on the Register and otherwise complies with Section 9.6(c).  The registration of assignment or other transfer of all or part of the Commitment, Loans and Notes for a Lender shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement referred to in Section 9.6(c).  The Register shall be available at the offices where kept by the Administrative Agent for inspection by the Borrower and any Lender at any reasonable time upon reasonable prior notice to the Administrative Agent.  The Borrower may not replace any Lender pursuant to Section 8.6 unless, with respect to any Notes held by such Lender, the requirements of this subsection have been satisfied.  Each Lender shall record on its internal records (including computerized systems) the foregoing information as to its own Commitment and Loans.  Failure to make any such recordation, or any error in such recordation, shall not affect the obligations of the Borrower or any Lender under the Loan Documents.

(b)       The Borrower hereby agrees that, upon the request of any Lender at any time, such Lender’s Loans shall be evidenced by a promissory note or notes of the Borrower (each a “Note”), substantially in the form of Exhibit A hereto, payable to the order of such Lender and representing the obligation of the Borrower to pay the unpaid principal amount of the Loans made by such Lender, with interest as provided herein on the unpaid principal amount from time to time outstanding.

SECTION 2.17.   Increase in Loans.  (a)  The Borrower may, at any time by notice to the Administrative Agent, propose an increase in the total Commitments hereunder (each such proposed increase being a “Commitment Increase”) either by having a Lender increase its Commitment then in effect (each an “Increasing Lender”) (provided that, for the avoidance of doubt, any Lender may elect or decline, in its sole discretion, to be an Increasing Lender) or by adding as a Lender with a new Commitment hereunder a Person which is not then a Lender (each an “Assuming Lender”) in each case with the approval of the Administrative Agent (such notice not to be unreasonably withheld, delayed or conditioned), which notice shall specify the name of each Increasing Lender and/or Assuming Lender, as applicable, the amount of the Commitment Increase and the portion thereof being assumed by each such Increasing Lender or Assuming Lender, and the date on which such Commitment Increase is to be effective (the “Commitment Increase Date”) (which shall be a Domestic Business Day at least three Domestic Business Days after delivery of such notice and 30 days prior to the Termination Date); provided that:

(i)        the minimum amount of the increase of the Commitment of any Increasing Lender, and the minimum amount of the Commitment of any Assuming Lender, as part of any Commitment Increase shall be $10,000,000 or a larger multiple of $1,000,000;

(ii)       immediately after giving effect to any Commitment Increase, the total Commitments hereunder shall not exceed $1,000,000,000;

(iii)      no Default shall have occurred and be continuing on the relevant Commitment Increase Date or shall result from any Commitment Increase; and

(iv)      the representations and warranties of the Borrower contained in this Agreement shall be true in all material respects on and as of the date of the relevant Commitment Increase Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true in all material respects as of such earlier date).

(b)        Each Commitment Increase (and the increase of the Commitment of each Increasing Lender and/or the new Commitment of each Assuming Lender, as applicable, resulting therefrom) shall become effective as of the relevant Commitment Increase Date upon receipt by the Administrative Agent, on or prior to 11:00 a.m., New York City time, on such Commitment Increase Date, of (A) a certificate of a duly authorized officer of the Borrower stating that the conditions with respect to such Commitment Increase under this Section 2.17 have been satisfied and (B) an agreement, in form and substance reasonably satisfactory to the Borrower and the Administrative Agent, pursuant to which, effective as of such Commitment Increase Date, the Commitment of each such Increasing Lender shall be increased and/or each such Assuming Lender shall undertake a Commitment, duly executed by such Increasing Lender or Assuming Lender, as the case may be, and the Borrower and acknowledged by the Administrative Agent.  Upon the Administrative Agent’s receipt of a fully executed agreement from each Increasing Lender and/or Assuming Lender referred to in clause (B) above, together with the certificate referred to in clause (A) above, the Administrative Agent shall record the information contained in each such agreement in the Register and give prompt notice of the relevant Commitment Increase to the Borrower and the Lenders (including, if applicable, each Assuming Lender).  On each Commitment Increase Date, in the event Committed Loans are then outstanding, (i) each relevant Increasing Lender and Assuming Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other relevant Lenders, as being required in order to cause, after giving effect to such increase and the application of such amounts to make payments to such other relevant Lenders, the Committed Loans to be held ratably by all Lenders in accordance with their respective Commitments, (ii) the Borrower shall be deemed to have prepaid and reborrowed all outstanding Committed Loans as of such Commitment Increase Date (with such borrowing to consist of the Type of Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower in accordance with the requirements of Section 2.2) and (iii) the Borrower shall pay to the Lenders the amounts, if any, payable under Section 2.14 as a result of such prepayment.

ARTICLE 3

CONDITIONS

SECTION 3.1.   Closing Date.  The Closing Date hereunder shall occur on the first date on which each of the following conditions shall have been satisfied:

(a)        receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Borrower and each of the Lenders;

(b)        receipt by the Administrative Agent, to the extent requested by any Lender not less than five Domestic Business Days prior to the Closing Date, of any Notes so requested duly executed by the Borrower;

(c)        receipt by the Administrative Agent of evidence that all fees and expenses payable on or before the Closing Date by the Borrower, and for which invoices have been presented at least two Domestic Business Days prior to the Closing Date, for the account of the Lenders and the Lender Affiliates in connection with this Agreement shall have been paid in full on or before such date;

(d)        receipt by the Administrative Agent of opinions of (i) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Borrower and (ii) William A. Galanko, Vice President – Law, of the Borrower (or another counsel for the Borrower reasonably satisfactory to the Administrative Agent) in substance reasonably satisfactory to the Administrative Agent;

(e)        receipt by the Administrative Agent of an opinion of Simpson Thacher & Bartlett LLP, special counsel for the Administrative Agent, in substance reasonably satisfactory to the Administrative Agent;

(f)         evidence that as of the Closing Date (i) the principal of and interest on, and all other fees owing under the Existing Credit Agreement shall have been (or shall be contemporaneously) paid in full and (ii) the commitments of the banks under the Existing Credit Agreement shall have been (or shall be contemporaneously) terminated (and in each case, each Lender which is a party to the Existing Credit Agreement hereby waives compliance with the time requirement that a notice of termination or prepayment be given in advance of the Closing Date);

(g)        receipt by the Administrative Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of the Loan Documents and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent; and

(h)        receipt by the Administrative Agent of a certificate, dated as of the Closing Date and signed by duly authorized officers of the Borrower, substantially in the form of Exhibit H hereto.

SECTION 3.2.   Borrowings.  The obligation of any Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a)         receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2 or 2.3, as the case may be;

(b)         immediately after such Borrowing and application of the proceeds thereof, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

(c)         immediately before and after such Borrowing, no Default shall have occurred and be continuing;

(d)         the representations and warranties of the Borrower contained in this Agreement (other than the representations and warranties set forth in Sections 4.4(c) and 4.5) shall be true in all material respects (or in all respects in the case of any representation or warranty already qualified by materiality) on and as of the date of such Borrowing (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true in all material respects as of such earlier date); and

(e)         the Closing Date shall have occurred on or prior to December 30, 2011.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.

SECTION 3.3.   Waiver by Lenders.  In order to facilitate the satisfaction of the condition set forth in Section 3.1(f) above, (x) each of the parties hereto which is a party to the Existing Credit Agreement waives (i) the requirement in Section 2.9(a) thereof that a notice terminating the commitments of the banks thereunder must be given at least three Domestic Business Days prior to such termination and (ii) to the extent necessary, the requirement in Section 2.11(a) thereof that a notice of prepayment of any Base Rate Borrowing (as defined in the Existing Credit Agreement) must be given at least one Domestic Business Day prior to such prepayment and (y) each Lender hereunder which is the holder of any Money Market Loan (as defined in the Existing Credit Agreement), to the extent necessary, hereby consents to the prepayment by the Borrower of such Money Market Loan prior to the maturity thereof.  The waivers granted under this Section are subject to the obligations of the Borrower to pay to each bank party to the

Existing Credit Agreement all amounts payable by the Borrower to such bank pursuant to Section 2.14 of the Existing Credit Agreement as a result of any prepayment.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants on the date hereof that:

SECTION 4.1.   Corporate Existence and Power.  The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Virginia (or, if another corporation has become the Borrower as permitted by Section 5.9, the laws of its jurisdiction of incorporation).  The Borrower has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, consents and approvals could not be reasonably expected to result in a Material Adverse Change.

SECTION 4.2.   Corporate and Governmental Authorization; No Contravention.  The execution, delivery and performance by the Borrower of the Loan Documents are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official  (except for filings with governmental agencies (x) which filings are necessary or desirable in order for the Borrower to comply with disclosure obligations under applicable laws and (y) which filings, if not made, would not have any effect on the validity or enforceability of the Loan Documents and the obligations of the Borrower thereunder) and do not contravene, or constitute a default under, any provision of law or regulation applicable to the Borrower (including without limitation the Margin Regulations) or of the articles of incorporation or by-laws of the Borrower, or of any agreement under which Debt may be incurred or any other material agreement or instrument binding upon the Borrower or any of its Consolidated Subsidiaries (excluding any contravention or default of any material agreement or instrument as could not reasonably be expected to result in a Material Adverse Change) or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Consolidated Subsidiaries.

SECTION 4.3.   Binding Effect.  This Agreement constitutes, and when executed and delivered in accordance with this Agreement, each Note will constitute, a valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally from time to time in effect and (ii) equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 4.4.   Financial Information.

(a)        The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2010 and the related consolidated statements of income, cash flows and changes in stockholders’ equity for the fiscal year then ended, reported on by KPMG LLP and set forth in the Borrower’s 2010 Form 10-K, a copy of which has been delivered to each of the

Lenders or otherwise made available to the Lenders as contemplated by Section 5.1, fairly present, in conformity with generally accepted accounting principles in the United States, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations, cash flows and changes in stockholders’ equity for such fiscal year.

(b)        The unaudited interim consolidated balance sheets of the Borrower and its Consolidated Subsidiaries and the related unaudited consolidated statements of income, cash flows and changes in stockholders’ equity for the three-month period ended September 30, 2011, set forth in the Borrower’s Form 10-Q for such period, a copy of which has been delivered to each of the Lenders or otherwise made available to the Lenders as contemplated by Section 5.1, fairly present, in conformity with generally accepted accounting principles in the United States, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations, cash flows and changes in stockholders’ equity for such period, subject to normal year-end audit adjustments.

(c)        Since December 31, 2010, there has been no material adverse change in the consolidated financial condition, operations or assets of the Borrower and its Consolidated Subsidiaries, taken as a whole (a “Material Adverse Change”).

(d)        The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

SECTION 4.5.   Litigation.  There is no action, suit or proceeding pending against, or to the knowledge of the Borrower, threatened against or affecting, the Borrower or any of its Consolidated Subsidiaries before any court or arbitrator or any governmental body, agency or official which, if determined adversely, could reasonably be expected to result in a Material Adverse Change or which in any manner draws into question the validity or enforceability of the Loan Documents.

SECTION 4.6.   Compliance with Laws.

(a)        The Borrower and its Consolidated Subsidiaries are in compliance in all material respects with all applicable provisions of the United States Interstate Commerce Commission Termination Act of 1995, as amended, and all regulations, orders, rulings and official interpretations thereunder, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Change.

(b)        Except as would not reasonably be expected to result in a Material Adverse Change, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan.  Except as would not reasonably be expected to result in a Material Adverse Change, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any material contribution or payment due under any Multiemployer Plan in which more than 100 employees of members of the ERISA Group participate or under any

Plan, or made any amendment to any Plan or Benefit Arrangement, any of which has resulted in the imposition of a Lien under Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or which could reasonably be expected to subject any Plan to the increased funding rules under Section 430 of the Internal Revenue Code or Section 303 of ERISA, (iii) incurred any material liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA, or (iv) received any written notification that any Multiemployer Plan is in “endangered” or “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA) or is insolvent, is in reorganization or has been terminated (within the meaning of Title IV of ERISA).

SECTION 4.7.   Environmental Matters. Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, neither the Borrower nor any Consolidated Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 4.8.   Taxes.  United States consolidated Federal income tax returns of the Borrower and its Subsidiaries as of the Closing Date have been examined and revenue agent reports have been received for all years up to and including the fiscal year ended December 31, 2008.  The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary or are contesting such assessment in good faith by appropriate proceedings, except where the failure to so pay or file could not be reasonably expected to result in a Material Adverse Change.

SECTION 4.9.   Significant Subsidiaries.  Each of the Borrower’s Significant Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, franchises, consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, franchises, consents and approvals could not be reasonably expected to result in a Material Adverse Change.

SECTION 4.10.   Not an Investment Company.  The Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4.11.   Full Disclosure.  All written information (it being understood that such information will be deemed to include the Borrower’s most recent filings on Form 10-K and Form 10-Q and any filing on Form 8-K, or posting on the Borrower’s website at http://www.nscorp.com/nscportal/nscorp/Investors/, filed or posted since the Borrower’s most recent filing on Form 10-Q), taken as a whole, heretofore furnished by the Borrower to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Lender will be (in the case of any such information furnished after the date hereof, after giving effect to any supplements thereto), complete and correct in all material respects on the date as of which such information is stated or certified.

SECTION 4.12.   No Default.  No Default has occurred and is continuing and neither the Borrower nor any of its Subsidiaries is in default under or with respect to any material contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected where such default could reasonably be expected to result in a Material Adverse Change.

ARTICLE 5

COVENANTS

The Borrower agrees that, so long as any Lender has any Commitment hereunder or any principal of or interest on any Loan remains unpaid:

SECTION 5.1.   Information.  The Borrower will deliver to the Administrative Agent for circulation to each of the Lenders:

(a)        promptly after they are publicly available, and in any event within 15 days after they are required to be filed with the SEC after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, cash flows and changes in stockholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in accordance with regulations of the SEC by KPMG LLP or other independent public accountants of nationally recognized standing;

(b)        promptly after they are publicly available, and in any event within 15 days after they are required to be filed with the SEC after the end of each of the first three quarters of each fiscal year of the Borrower, (x) a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter, setting forth in comparative form the figures at the end of the Borrower’s previous fiscal year, (y) the related consolidated statement of income for such quarter and for the portion of the Borrower’s fiscal year ended at the end of such quarter, setting forth in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower’s previous fiscal year, and (z) the related consolidated statement of cash flows for the portion of the Borrower’s fiscal year ended at the end of such quarter, setting forth in comparative form the figures for the corresponding portion of the Borrower’s previous fiscal year, certified by the chief financial officer or the chief accounting officer of the Borrower (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency as of the dates and for the periods indicated (except for changes in generally accepted accounting principles concurred in by the Borrower’s independent public accountants);

(c)        simultaneously with the delivery of the financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer, the chief accounting officer, treasurer or any assistant treasurer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.7 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(d)        within 10 days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(e)        promptly after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), proxy statements or any other documents distributed by the Borrower to its shareholders generally which contain equivalent information to that contained  in Forms 10-K, 10-Q and 8-K (or their equivalents) or proxy statements, and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the SEC; provided however that such proxy statements or other documents distributed by the Borrower to its shareholders need not be furnished so long as the Borrower is a reporting company under the Securities Exchange Act of 1934, as amended;

(f)        except as would not reasonably be expected to result in aggregate liability of members of the ERISA Group exceeding $100,000,000:  if and within 10 Domestic Business Days after the date any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which could reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA or knows that the plan administrator of any Plan has given or is required to give notice of any reportable event with respect to any Plan which could reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of the imposition of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan in which more than 100 employees of members of the ERISA Group participate is in reorganization, is insolvent or has been terminated (within the meaning of Title IV of ERISA), or is in “endangered” or “critical” status (within the meaning of Section 305 of ERISA), a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution due under any Multiemployer Plan in which more than 100 employees of members of the ERISA Group participate or under any Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement, any of which has resulted in the imposition of a Lien under Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or could reasonably be expected to result in such Plan becoming subject to the increased funding requirements under Section 430 of the Internal Revenue Code or Section 303 of ERISA, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

(g)        as soon as reasonably practicable after any officer of the Borrower obtains knowledge of the commencement of, or of a threat of the commencement of, any actions, suits or proceedings against the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or authority which, if determined adversely, could reasonably be expected to result in a Material Adverse Change or which in any manner questions the validity or enforceability of the Loan Documents, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the nature of such pending or threatened action, suit or proceeding and such additional information with respect thereto as may be reasonably requested by any Lender; and

(h)        from time to time such additional publicly available information regarding the financial position or business of the Borrower and its Consolidated Subsidiaries as any Lender through the Administrative Agent may reasonably request.

Information required to be delivered pursuant to this Section 5.1 shall be deemed to have been delivered to the Administrative Agent on the date that such information has been posted on the Borrower’s website on the Internet at http://www.nscorp.com or is available on the website of the SEC at http://www.sec.gov (to the extent such information has been posted or is available as described in such notice).  Information required to be delivered pursuant to this Section 5.1 may also be delivered via the Platform or other electronic communication (in .pdf form) pursuant to procedures approved by the Administrative Agent pursuant to Section 9.1 hereto.  Upon the release of any such information, the Borrower shall provide a hard copy of such document as any Lender may reasonably request from time to time.

SECTION 5.2.   Maintenance of Property; Insurance.

(a)        The Borrower will keep, and will cause each Significant Subsidiary to keep, all property deemed by the Borrower to be necessary to its business in such order and condition as the Borrower shall consider prudent, ordinary wear and tear excepted.

(b)        The Borrower will maintain insurance (or self-insurance) in such amounts as it reasonably deems necessary to carry on its business on terms the Borrower reasonably deems appropriate.

SECTION 5.3.   Conduct of Business and Maintenance of Existence.  The Borrower will preserve, renew and keep in full force and effect its corporate existence, except as permitted by Section 5.9, and its rights, privileges and franchises reasonably deemed by the Borrower to be necessary in the normal conduct of business, except where the failure to maintain such rights, privileges and franchises could not be reasonably expected to result in a Material Adverse Change.  The Borrower will cause each of its Significant Subsidiaries to continue to engage in business of the same general type as now conducted by it, and will cause each of them to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises reasonably deemed by the Borrower to be necessary in the normal conduct of business, except where the failure to maintain such rights, privileges and franchises could not be reasonably expected to result in a Material Adverse Change.  Nothing in this Section 5.3 shall prohibit a merger, consolidation or share exchange pursuant to which any two corporations shall be combined into a single corporation or the acquisition by any corporation of substantially all of the assets of another corporation.

SECTION 5.4.   Compliance with Laws.  The Borrower will comply, and cause each Subsidiary to comply, in all material respects, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, the Interstate Commerce Commission Termination Act of 1995, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where such failure could not be reasonably expected to result in a Material Adverse Change.

SECTION 5.5.   Payment of Obligations.  The Borrower will pay and discharge, and will cause each Significant Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like which if unpaid would by law give rise to a Lien not permitted by this Agreement), except, where the same may be contested in good faith by appropriate proceedings or, where the failure to pay such obligation or liability could not be reasonably expected to result in a Material Adverse Change, and will maintain, and will cause each Significant Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

SECTION 5.6.   Inspection of Property, Books and Records.  The Borrower will keep, and will cause each Significant Subsidiary to keep, proper books of record and account in accordance with generally accepted accounting principles; and will permit, and will cause each Subsidiary to permit, representatives designated in writing by any Lender at such Lender’s expense (coordinated through the Administrative Agent), and subject to such limitations as the Borrower may reasonably impose to insure safety or compliance with any applicable legal or contractual restrictions, to visit and inspect any of their respective properties, to examine and make abstracts from any of their corporate books and financial records and to discuss their respective affairs, finances and accounts with their respective principal officers, all at such reasonable times during normal business hours, after reasonable prior notice; provided that, unless a Default of Event of Default shall have occurred and be continuing, there shall be no more than two such inspections during any fiscal year.

SECTION 5.7.   Leverage Ratio.  The Leverage Ratio will not exceed, at any time on or after the Effective Date, 60%.

SECTION 5.8.   Negative Pledge.  The Borrower will not create, assume or suffer to exist any Lien on any Investment in a Subsidiary now directly owned or hereafter directly acquired by the Borrower, except Liens described in clause (h) below.  Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any other asset now owned or hereafter acquired by it except:

(a)        Liens existing on the date of this Agreement that have attached (or that hereafter attach, pursuant to agreements in effect on the date hereof, to assets not owned by Persons subject to such agreements on the date hereof);

(b)        any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

(c)        any Lien (created pursuant to an equipment trust agreement, conditional sale agreement, chattel mortgage or lease or otherwise) on any asset or pool of assets securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring, constructing or rebuilding such asset or pool of assets;

(d)        any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

(e)        any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

(f)         Liens created, assumed or existing on assets associated with real estate development projects or development joint ventures;

(g)        any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

(h)        inchoate tax Liens;

(i)         Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations and (ii) do not in the aggregate materially detract from the value of its material assets or materially impair the use thereof in the operation of its business;

(j)         Liens on “margin stock” (as defined in the Margin Regulations), if and to the extent that the value of such margin stock exceeds 25% of the total assets of the Borrower and its Subsidiaries subject to this Section;

(k)        Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $100,000,000;

(l)         Liens upon real and/or personal property, which property was acquired after the Closing Date (by purchase, construction or otherwise) by the Borrower or any of its Subsidiaries, provided that each of such Liens exists only on such property;

(m)       Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not in excess of the greater of (i) 10% of Consolidated Total Capital and (ii) $600,000,000; and

(n)        Liens on assets of a Subsidiary to secure obligations owed by such Subsidiary to the Borrower.

SECTION 5.9.   Consolidations, Mergers and Sales of Assets.

(a)        The Borrower will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its assets to any other Person; provided that the Borrower may merge or consolidate with another Person or sell all or substantially all of its assets to another Person if:

(A)      the Person surviving such merger or consolidation, or the Person that acquires substantially all of the Borrower’s assets, is a business corporation incorporated under the laws of a State of the United States of America;

(B)      the Person surviving such merger or consolidation, if not the Borrower, or the Person that acquires substantially all of the Borrower’s assets, (i) executes and delivers to the Administrative Agent and each of the Lenders an instrument in form reasonably satisfactory to the Administrative Agent pursuant to which such Person assumes all of the Borrower’s obligations under the Loan Documents as theretofore amended or modified, including the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan made to the Borrower pursuant to this Agreement, the full and punctual payment of all other amounts payable hereunder and the performance of all of the other covenants and agreements contained herein and (ii) if requested by the Required Lenders, delivers an opinion of counsel reasonably satisfactory to the Required Lenders covering the matters set forth in Exhibits B-1 and B-2, in each case after giving effect to such merger, consolidation or sale of assets, as the case may be; and

(C)      immediately after giving effect to such merger, consolidation or sale of assets, no Default shall have occurred and be continuing and the representations and warranties of the Borrower contained in this Agreement shall be true in all material respects as if made immediately after such merger, consolidation or sale of assets (except to the extent such representations and warranties specifically relate to an earlier date, in which case, such representations and warranties shall be true in all material respects as of such earlier date).

It is understood that: (i) the reference in Section 4.4(c) to changes in respect of the Borrower and its Consolidated Subsidiaries refers to changes from the business and consolidated financial position of Norfolk Southern Corporation and its Consolidated Subsidiaries at such date, including changes that occur as a result of another Person becoming the Borrower pursuant to such a merger, consolidation or sale of assets and (ii) the references in Section 6.1(l) to individuals who were directors of the Borrower at any time before such a merger, consolidation or sale of assets refers only to individuals who were directors of the Person who was the

Borrower at that time.  No Person who was the Borrower shall be released from any of its obligations hereunder upon the assumption of such obligations by another Person.  For purposes of this Section, the term “consolidate with” means a transaction in which the Borrower and another corporation consolidate to form a new corporation pursuant to the laws of their jurisdictions of incorporation and in which the Borrower and such other corporation cease to exist as separate corporate entities.

(b)        Subject to subsection (a) above and subsection (c) below, the Borrower and its Subsidiaries will not sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person.

(c)        The Borrower will at all times own, directly or indirectly all of the shares of capital stock or other ownership interests of Norfolk Southern Railway Company, or the successor thereto by merger, consolidation or share exchange or the Person, if any, who has acquired substantially all of such corporation’s assets (“NSRC”), except directors’ qualifying shares.  The Borrower will cause NSRC to continue to own and operate the railroads and any material related assets owned and operated by it on the date hereof; provided that nothing in this Section shall prohibit dispositions (by sale, merger or otherwise) by NSRC of (A) assets in the ordinary course of business or (B) obsolete or unproductive assets.

SECTION 5.10.   Use of Proceeds.  The proceeds of the Loans will be used by the Borrower for general corporate purposes of the Borrower and its Subsidiaries.

SECTION 5.11.   Limitation on Subsidiary Debt.  The Borrower will not permit any of its Subsidiaries to incur or at any time be liable with respect to any Debt except:

(a)        Debt owing to the Borrower or a Subsidiary all of the outstanding common stock of which (other than directors’ qualifying shares) is owned directly or indirectly by the Borrower;

(b)        Debt of Subsidiaries not otherwise permitted by this Section in an aggregate principal amount at any time outstanding not exceeding $1,000,000,000;

(c)        Guarantees by any Subsidiary of Debt of its own Subsidiaries, provided that the Guaranteed Debt is permitted under this Section;

(d)        Debt of any Person at the time such Person becomes a Subsidiary and not incurred in contemplation of such event;

(e)        Debt of a Subsidiary in existence on the Effective Date and extensions, renewals and refinancings thereof;

(f)         Debt of a Subsidiary incurred in connection with the financing of any asset, but solely to the extent that under the terms of such Debt the obligations of such Subsidiary with respect to such Debt may be satisfied by recourse only to such asset and the proceeds thereof;

(g)        obligations (contingent or otherwise) of any Subsidiary arising under any swap contract or hedge agreement; provided that such obligations are (or were) entered into in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated by such Person, and not for purposes of speculation;

(h)        Debt arising from the endorsement of instruments in the ordinary course of business;

(i)         Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; and

(j)         Debt of Subsidiaries incurred or assumed (in connection with an equipment trust agreement, conditional sale agreement, chattel mortgage or lease or otherwise) for the purpose of directly or indirectly financing all or any part of the cost of acquiring, constructing or rebuilding any asset and any renewal, extension or refinancing thereof; provided that the aggregate principal amount of such Debt (other than extensions, renewals and refinancings) incurred or assumed in any fiscal year of the Borrower pursuant to this clause (j) shall not exceed $500,000,000.

SECTION 5.12.   Transactions with Affiliates.  The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any Investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except on an arm’s-length basis on terms no less favorable in any material respect to the Borrower or such Subsidiary than could have been obtained from a third party who was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit (i) the declaration or payment of any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class, (ii) transactions entered into in the ordinary course of business with joint ventures in which the Borrower has a direct or indirect interest to the extent the Borrower has determined in its reasonable judgment that the business purpose achieved by such transactions renders the terms thereof reasonable or (iii) any payment under any tax sharing agreement entered into among the Borrower and any of its Subsidiaries.

ARTICLE 6

DEFAULT

SECTION 6.1.   Events of Default.  If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a)        the Borrower shall default in the payment when due of any principal of any Loan, or shall default in the payment, within 10 days of the due date thereof, of any interest, fees or other amount payable hereunder;

(b)        the Borrower shall fail to observe or perform any covenant contained in Sections 5.7 to 5.12, inclusive;

(c)        the Borrower shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Lender;

(d)        any representation, warranty or certification made (or deemed made) by the Borrower in any Loan Document or in any certificate, financial statement or other document delivered pursuant to any Loan Document shall prove to have been incorrect in any material respect when made (or deemed made);

(e)        the Borrower or any of its Subsidiaries shall fail to make any payment in respect of any Material Debt when due or within any applicable grace period;

(f)         any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables the holder of such Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof;

(g)        the Borrower or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(h)        an involuntary case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

(i)         any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $100,000,000 which it shall have become liable to pay under Title IV of ERISA; or (i) notice of intent to terminate a Material Plan, or notice that a Material Plan is in “at risk” status (within the meaning of Section 303 of ERISA) or notice that a Multiemployer Plan is in “endangered” or “critical” status (within the meaning of Section 305 of ERISA), shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or (ii) the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or (iii) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default (within the meaning of Section 4219(c)(5) of ERISA) with respect to, one or more Multiemployer Plans; and in each case in clauses (i) through (iii)  above, such event or condition together with all other such events or conditions, if any, could reasonably be expected to cause one or more members of the ERISA Group to incur a current payment obligation in excess of $100,000,000;

(j)         a judgment or order for the payment of money (not paid or covered by insurance (except for deductibles) as to which the relevant insurance company has acknowledged coverage) in excess of $150,000,000 shall be rendered against the Borrower or any Significant Subsidiary and such judgment or order shall continue unsatisfied, unreversed, unvacated, undischarged and unstayed for a period of 30 days;

(k)        any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 30% or more of the outstanding shares of common stock of the Borrower; or

(l)         at any time Continuing Directors shall not constitute a majority of the board of directors of the Borrower (“Continuing Director” means at any time each (i) individual who was a director of the Borrower 24 months before such time or (ii) individuals who were nominated or elected to be a director of the Borrower by a majority of the Continuing Directors at the time of such nomination or election);

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Lenders, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Lenders, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Lenders, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 6.2.   Notice of Default.  The Administrative Agent shall give notice to the Borrower under Section 6.1(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

ARTICLE 7

THE AGENTS

SECTION 7.1.   Appointment and Authorization.  Each Lender irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

SECTION 7.2.   Agents and Affiliates.  Each Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise or refrain from exercising the same as though it were not an Agent, and each Agent and its Affiliates may engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not an Agent hereunder.

SECTION 7.3.   Action by Administrative Agent.  The obligations of the Administrative Agent hereunder are only those expressly set forth herein.  Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

SECTION 7.4.   Consultation with Experts.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

SECTION 7.5.   Liability of the Agents.  Neither any Agent nor any of its Affiliates nor any of the respective directors, officers, agents or employees of the foregoing shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct.  Neither any Agent nor any of its Affiliates nor any of the respective directors, officers, agents or employees of the foregoing shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3, except, in the case of the Administrative Agent, receipt of items required to be delivered to it; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith.  The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

SECTION 7.6.   Indemnification.  For so long as the Administrative Agent shall serve in that capacity, each Lender shall, ratably in accordance with its Commitment (or, if the Commitments shall have terminated, the aggregate outstanding principal amount of its Loans), indemnify such Administrative Agent, its Affiliates and its respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any reasonable cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee’s gross negligence or willful misconduct) that such indemnitee may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitee hereunder.

SECTION 7.7.   Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

SECTION 7.8.   Successor Administrative Agent.  The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent reasonably acceptable to the Borrower.  If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank with an office in New York, organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000.  Upon the acceptance of its appointment as Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

SECTION 7.9.   Administrative Agent’s Fees.  The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Administrative Agent.

SECTION 7.10.   Syndication Agents, Arrangers and Documentation Agents.  Neither the Syndication Agents, nor the Arrangers, nor the Documentation Agents shall have any duties or responsibilities hereunder in their respective capacities as such.

ARTICLE 8

CHANGE IN CIRCUMSTANCE

SECTION 8.1.   Basis for Determining Interest Rate Inadequate or Unfair.  If on or prior to the first day of any Interest Period for any Fixed Rate Loan:

(a)        the Administrative Agent is advised by the Euro-Dollar Reference Lenders that deposits in dollars (in the applicable amounts) are not being offered to the Euro-Dollar Reference Lenders in the relevant market for such Interest Period, or

(b)        in the case of a Committed Borrowing, the Required Lenders advise the Administrative Agent that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Euro-Dollar Loans for such Interest Period, then, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist (which notice the Administrative Agent shall deliver immediately upon its becoming aware thereof), (i) any Notice of Committed Borrowing requesting a Euro-Dollar Loan shall be made as a Base Rate Loan and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto.  Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

SECTION 8.2.   Illegality.  If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist (which notice such Lender shall give immediately upon its becoming aware thereof), the obligation of such Lender to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended.  Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.  If such notice is given, each Euro-Dollar Loan of such Lender then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Lender may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

SECTION 8.3.   Increased Cost and Reduced Return.

(a)        If on or after (x) the date upon which a financial institution becomes a Lender under this Agreement, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding, with respect to any Euro-Dollar Loan, any such requirement with respect to which such Lender is entitled to compensation during the relevant Interest Period under Section 2.7)

against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or the London interbank market any other condition, cost or expense affecting its Fixed Rate Loans or its obligation to make Fixed Rate Loans, and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into or continuing any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement with respect thereto, by an amount deemed by such Lender to be material, then, within 60 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

(b)        If any Lender shall have determined that, after the date upon which such party shall have become a Lender under this Agreement, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender’s obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 60 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction.

(c)        Each Lender will promptly notify the Borrower and the Administrative Agent of any event, past or prospective, of which it has knowledge which will entitle such Lender to compensation pursuant to this Section, or which such Lender believes is reasonably likely to entitle such Lender to compensation pursuant to this Section, and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.  A certificate of any Lender claiming compensation under this Section (for itself or for a Participant) and setting forth the additional amount or amounts to be paid to it hereunder and indicating in reasonable detail the computation thereof shall be conclusive in the absence of manifest error.  In determining such amount, such Lender may use any reasonable averaging and attribution methods.

(d)        The Borrower shall not be liable pursuant to this Section to any Lender to compensate it for any cost or reduction incurred or suffered more than 45 days before receipt by the Borrower of a notice from such Lender referring to the event that gave rise to such cost or reduction.

(e)        This Section 8.3 shall not require the Borrower to reimburse any Lender for any Taxes or Other Taxes which are otherwise covered by the payment of additional amounts or the indemnity set forth in Section 8.4(b) or (c), respectively or for taxes, duties, levies, imposts, deductions, charges or withholdings explicitly excluded from “Taxes” pursuant to Section 8.4(a).

(f)        Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in law, rule or regulation, regardless of the date enacted, adopted, issued or implemented.

SECTION 8.4.   Taxes.  (a)  For the purposes of this Section 8.4 the following terms have the following meanings:

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all interest, additions to tax or penalties with respect thereto, excluding (i) in the case of each Lender (or Participant) and the Administrative Agent, taxes imposed on its income, and franchise, branch profits or similar taxes imposed on it, by a jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or located or in which its principal executive office is located or, in the case of each Lender (or Participant), in which its Applicable Lending Office is located, (ii) in the case of each Lender (or Participant), any withholding tax imposed on such payments but only to the extent (x) that such Lender (or Participant) is subject to withholding tax at the time such Lender (or Participant) first becomes a party to this Agreement (or designates a new Applicable Lending Office) or (y) attributable to such Lender’s (or Participant’s) failure to comply with Section 8.4(e), and (iii) in the case of each Lender (or Participant), taxes imposed pursuant to FATCA.

“Other Taxes” means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

(b)        Subject to Section 8.4(f), any and all payments by or on behalf of the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made without withholding or deduction for any Taxes or Other Taxes; provided that, if any Withholding Agent determines, in its sole discretion exercised in good faith, that it is required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable by the Borrower shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Withholding Agent shall make such deductions, (iii) such Withholding Agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof.

(c)        Subject to Section 8.4(f), the Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) that are payable or paid by such Lender or the Administrative Agent (as the case may be) and any reasonable and invoiced out-of-pocket expenses arising therefrom or with respect thereto; provided, however, that the Borrower shall not be required to indemnify any Lender or the Administrative Agent under this Section 8.4 for any liability arising as a result of such Lender’s or Administrative Agent’s willful misconduct or gross negligence.  This indemnification shall be paid within 30 days after such Lender or the Administrative Agent (as the case may be) makes written demand therefor (which demand shall identify the nature and the amount of Taxes and Other Taxes for which indemnification is being sought).

(d)        Each Lender shall indemnify the Administrative Agent for the full amount of any taxes, duties, levies, imposts, deductions, charges or withholdings imposed by any taxation authority or other authority that are attributable to such Lender and that are payable or paid by the Administrative Agent, together with all interest, penalties, and reasonable expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

(e)        Each Lender (or Participant) that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) on or before the date on which it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) two properly completed and duly signed copies of U.S. Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender (or Participant) is exempt from U.S. Federal withholding tax.  Each Lender (or Participant) that is not a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code (a “Non-U.S. Lender”) on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender (or Participant) in the case of each other Lender (or Participant), and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Non-U.S. Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent (or, in the case of a Participant, the Lender from which the related participation shall have been purchased) with (i) two copies of Internal Revenue Service Form W-8BEN, Form W-8ECI or Form W-8IMY (or successor forms) (together with any applicable underlying Internal Revenue Service forms), (ii) in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of “portfolio interest”, the applicable Internal Revenue Service Form W-8, or any successor form prescribed by the Internal Revenue Service, and a statement substantially in the relevant form of Exhibit I, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments under this Agreement or any Note, or (iii) any other form prescribed by applicable requirements of U.S. Federal income tax law as a basis for claiming exemption from or a reduction in U.S. Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.  Each Lender further agrees (but only so long as such Lender is lawfully able to do so) to deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) duly completed copies of the above-mentioned Internal Revenue Service forms on or before the earlier of (i) the date that is 30 days before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding of U.S. Federal income tax and (ii) 30 days after the occurrence of any event which would require a change in the most recent form previously delivered to the Borrower and the Administrative Agent.

(f)        For any period with respect to which a Lender (or Participant) has failed to provide the Borrower or the Administrative Agent with the appropriate form or certificate pursuant to Section 8.4(e) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form or certificate originally was required to be provided), or with respect to which any representation or certification on any such form or certificate is, or proves to be, materially incorrect, false or misleading when so made such Lender (or Participant) shall not be entitled to receive additional amounts or indemnification under Section 8.4(b) or (c), respectively, with respect to Taxes imposed by the United States, to the extent that such Taxes would not have been imposed but for such Lender’s (or Participant’s) failure to provide such form or certificate or such Lender’s (or Participant’s) materially incorrect, false or misleading representation or certification, and such Lender (or Participant) shall indemnify and reimburse the Borrower for any Taxes or Other Taxes which were required to be withheld but which were not withheld as a result of such Lender’s (or Participant’s) materially incorrect, false or misleading representations or certifications; provided that if a Lender (or Participant), which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps (at such Lender’s (or Participant’s) cost and expense) as such Lender (or Participant) shall reasonably request to assist such Lender (or Participant) to recover such Taxes.

(g)        If a payment made to a Lender hereunder or under any Note would be subject to U.S. Federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(h)        If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section, then, (i) such Lender will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Lender, such change (x) will eliminate or reduce any such additional payment which may thereafter accrue and (y) is not otherwise disadvantageous to such Lender or (ii) if such Lender does not change the jurisdiction of its

Applicable Lending Office, the Borrower shall have the right to designate a substitute lender or lenders pursuant to Section 8.6 hereof.

(i)        Upon the reasonable request of the Borrower, and at the Borrower’s expense, each Lender shall use reasonable efforts to cooperate with the Borrower with a view to obtain a refund of any Taxes or Other Taxes for which the Borrower has indemnified such Lender under this Section 8.4 if obtaining such refund would not, in the sole judgment of such Lender, exercised in good faith, be disadvantageous to such Lender.  If a Lender shall receive a refund from a taxing authority of any Taxes or Other Taxes paid by the Borrower pursuant to subsection (b) or (c) above, such Lender shall promptly pay to the Borrower the amount so received without interest (other than interest received from the taxing authority with respect to such refund) and net of out-of-pocket expenses; provided that such Lender shall only be required to pay to the Borrower such amounts as such Lender in its sole discretion, exercised in good faith, determines are attributable to Taxes paid by the Borrower.  In the event such Lender or the Administrative Agent is required to repay the amount of such refund (including interest, if any), the Borrower, upon the request of such Lender or the Administrative Agent (as the case may be), agrees to promptly return to such Lender or the Administrative Agent the amount of such refund and interest, if any (plus penalties, interest and other charges imposed in connection with the repayment of such amounts by such Lender or the Administrative Agent).

(j)        Notwithstanding the foregoing, nothing in this Section 8.4 shall be construed to (i) entitle the Borrower or any other Persons (A) to any information determined by any Lender or the Administrative Agent, in its sole discretion, exercised in good faith, to be confidential or proprietary information of such Lender or the Administrative Agent unrelated to matters specifically related to  this Section 8.4, (B) to any tax or financial information of any Lender or the Administrative Agent unrelated to matters specifically related to this Section 8.4 or (C) to inspect or review any books and records of any Lender or the Administrative Agent unrelated to matters specifically related to this Section 8.4, or (ii) interfere with the rights of any Lender or the Administrative Agent to conduct its fiscal or tax affairs in such manner as it deems fit.

SECTION 8.5.   Base Rate Loans Substituted for Affected Fixed Rate.  If (i) the obligation of any Lender to make, or convert outstanding Loans to, Euro-Dollar Loans has been suspended pursuant to Section 8.2 or (ii) any Lender has demanded compensation under Section 8.3(a) or 8.4, or the Borrower is required to make any additional payments under Section 8.4 in respect of any payments to any Lender, in either case with respect to its Euro-Dollar Loans, and the Borrower shall, by at least five Euro-Dollar Business Days’ prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

(a)        all Loans which would otherwise be made by such Lender as (or continued as or converted into) Euro-Dollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Lenders), and

(b)        after each of its Euro-Dollar Loans has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

If such Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Lenders.

SECTION 8.6.   Substitution of Lenders.  If (a) any Lender has demanded compensation under Section 8.3 or 8.4, (b) the Borrower is required to make any additional payments under Section 8.4 in respect of any payment to any Lender, (c) any Lender becomes a Defaulting Lender or (d) any Lender does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained), the Borrower shall have the right to designate a substitute lender or lenders reasonably acceptable to the Administrative Agent (which may be one or more of the Lenders) to purchase the Loans and assume the Commitments of such Lender, and each Lender agrees in such event that, if the Borrower so designates a substitute or substitutes, it will sell its Loans and assign its rights under this Agreement to such substitute or substitutes as soon as reasonably possible (and in any event within 30 days) after such designation, on substantially the terms set forth in Exhibit D, for a payment equal to the principal amount of its Loans plus all interest on such Loans and all facility fees accrued but unpaid up to but excluding the date of such payment plus any loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), in connection with such payment, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties as contemplated under Section 2.14, but excluding loss of margin for the period after any such payment, as reasonably determined by it; provided that in connection with any substitution pursuant to clause (d) above, (i) such substitution does not conflict with any applicable law, rule or regulation and (ii) no Event of Default shall have occurred and be continuing at the time of such substitution; provided further that, in connection with any substitution pursuant to this Section, the substitute or substitutes shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of substitution.

SECTION 8.7.   Defaulting Lenders.  (a)  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)        fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.8; and

(ii)       the Commitment (or, if applicable, the Loans) of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.5); provided, that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby.

(b)        If the Borrower and the Administrative Agent agree in writing that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no cancellation or termination of such Lender’s status as a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

ARTICLE 9

MISCELLANEOUS

SECTION 9.1.   Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party:

(a)        in the case of the Borrower, to Norfolk Southern Corporation, Three Commercial Place, Norfolk, Virginia  23510-2191, Attention of Marta Stewart, Vice President and Treasurer (Facsimile No. (757) 629-2361);

(b)        in the case of the Administrative Agent, to JPMorgan Chase Bank, N.A., Agent Bank Services, 1111 Fannin, 10th Floor, Houston, TX 77002, Attention of Jide Williams (Facsimile No. (713) 750-2938) with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, 24th Floor, New York, New York 10017, Attention of Robert Kellas (Facsimile No. (212) 270-5100);

(c)        in the case of any Lender, at its address set forth in its Administrative Questionnaire; or

(d)        in the case of any party, such other address as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower.

Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.

Notices and other communications to the Lenders hereunder may be delivered or furnished via the Platform or other electronic communications (in .pdf form)  pursuant to procedures approved by the Administrative Agent (upon any such procedures’ approval, the Administrative Agent shall provide notice thereof to the applicable Lender); provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications (in .pdf form) pursuant to procedures approved by it prior to such communication (upon any such procedures’ approval, the Administrative Agent shall provide notice thereof to the Lenders); provided that approval of such procedures may be limited to particular notices or communications.

(e)        The Platform is provided “as is” and “as available.”  Neither the Administrative Agent nor any of its Affiliates nor any of the respective directors, officers, agents or employees of the foregoing warrant the adequacy of the Platform, and such parties expressly disclaim liability for errors in or omission from the Communications (as defined below).  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any such party in connection with the Communications or the Platform.  In no event shall the Administrative Agent, any of its Affiliates or any of the respective directors, officers, agents or employees of the foregoing have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of communications through the Platform.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

SECTION 9.2.   No Waivers.  Except as otherwise set forth in this Agreement, no failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided in the Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9.3.   Expenses; Indemnification.  (a)  The Borrower shall pay within 10 Domestic Business Days of the demand therefor (i) all reasonably incurred and invoiced out-of-pocket expenses of the Administrative Agent and the Arrangers, including, without limitation, charges related to the Platform and fees and disbursements of a single counsel for the Administrative Agent and the Arrangers, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable and invoiced out-of-pocket expenses incurred by the Administrative Agent and each Lender, including fees and disbursements of a single counsel (and, if necessary, (A) a special counsel (without duplication) acting in applicable multiple jurisdictions or (B) a single local counsel in each relevant jurisdiction for the Administrative Agent and the Lenders and, to the extent that an actual or reasonably perceived conflict of interest exists, counsel to each affected Indemnitee), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

(b)        The Borrower agrees to indemnify each Agent and each Lender, their respective Affiliates and the respective directors, officers, agents, employees and advisors of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, losses, actions, judgments, suits, damages, costs and expenses of any kind, including, without limitation the reasonable and invoiced fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto and regardless of whether such claim, litigation, investigation or proceeding is brought by the Borrower or any other Person) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder (all the foregoing, collectively, the “indemnified liabilities”) and to reimburse each Indemnitee within 10 Domestic Business Days of the demand for any reasonable and invoiced out-of-pocket legal and other expenses incurred in connection with investigating or defending any of the foregoing; provided that no Indemnitee shall have the right to be indemnified hereunder for  indemnified liabilities (i) found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct, (ii) that arise from a material breach in bad faith of the obligations of such Indemnitee under this Agreement or (iii) that result from any dispute solely among Indemnitees that do not involve a material act or omission of the Borrower or any of its Subsidiaries, other than claims against the Administrative Agent or any Arranger in fulfilling its role as Administrative Agent or Arranger.

SECTION 9.4.   Sharing of Set-Offs.

(a)        Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan payable to it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to any Loan payable to such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans payable to the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans shall be shared by the Lenders pro rata; provided that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have against the Borrower and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Loan Documents.

(b)        If an Event of Default shall have occurred and be continuing, each Lender and each of its Lender Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Lender Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided that if any Defaulting Lender shall exercise any such right of set off, (i) all amounts so set off shall be paid over immediately to the

Administrative Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of set off.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

SECTION 9.5.   Amendments and Waivers.  Any provision of this Agreement or any Note may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, (a) unless signed by each Lender directly affected thereby, (i) increase any Commitment of such Lender or subject such Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Committed Loan or any fees hereunder or (iii) postpone the date fixed for any payment of principal of or interest on any Committed Loan or any fees hereunder or for the termination of any Commitment or (b) unless signed by all the Lenders, change the percentage of the Lenders which shall be required for the Lenders to take any action under this Section or any other provision of the Loan Documents, and provided further that no such amendment or waiver shall reduce the principal of or rate of interest on any Money Market Loan or postpone the date fixed for any payment of principal of or interest on any Money Market Loan unless signed by the Lender which has made such Money Market Loan.

Notwithstanding anything herein to the contrary, in connection with an amendment of this Agreement that requires the consent of all the Lenders affected thereby pursuant to the immediately preceding sentence (any such amendment, including any amendment and restatement of this Agreement in its entirety, an “Amendment”) with respect to which the Required Lenders have granted their consent but one or more other Lenders have not consented (each such non-consenting Lender, a “Non-Consenting Lender”), this Agreement may be amended in its entirety by an agreement in writing entered into by the Borrower, all the Lenders (other than any Non-Consenting Lenders) and the Administrative Agent; provided that (A) the Commitment of each Non-Consenting Lender shall terminate upon the effectiveness of such Amendment by the terms thereof and (B) at the time of such effectiveness, each Non-Consenting Lender shall receive payment in full of the principal of and interest accrued on each Loan made by it and all fees owing to it or accrued for its account under this Agreement, including any amounts due pursuant to Section 2.14.

Notwithstanding anything herein to the contrary, the Administrative Agent may amend or modify this Agreement without the consent of any Lender or the Required Lenders (but with the consent of the Borrower) to correct an obvious error or any error or omission of a technical nature.

SECTION 9.6.   Successors and Assigns.

(a)        The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement (and any attempted assignment or transfer shall be null and void) except as contemplated by Section 5.9 or with the prior written consent of all Lenders.

(b)        Any Lender other than any Conduit Lender may at any time grant to one or more banks or other entities (other than the Borrower or the Borrower’s Affiliates or Subsidiaries) (each a “Participant”) participating interests in any or all of its Commitments or Loans.  In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (a)(i), (ii) or (iii) of Section 9.5 without the consent of the Participant.  The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 2.7 and Article 8 with respect to its participating interest.  An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).  Each Lender that sells a participation, acting solely for such purpose as an agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amount (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, and such Lender, the Borrower and the Administrative Agent shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(c)        Any Lender other than any Conduit Lender may at any time assign to any Lender or Lender Affiliate or any bank or other entity (other than the Borrower or the Borrower’s Affiliates or Subsidiaries) (each an “Assignee”) all or a portion of its rights and obligations under this Agreement, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Lender; provided that after giving effect to such assignment to an Assignee (other than any Lender or any Lender Affiliate), (x) the Commitment (or, if the Commitments shall have terminated, the aggregate principal amount of the Loans) of the assignor Lender (together with its Lender Affiliates) shall be either zero or $10,000,000 or more, unless otherwise agreed by the Borrower and the Administrative Agent and (y) the Commitment (or, if the Commitments shall have terminated, the aggregate principal amount of the Loans) of the Assignee (together with its Affiliates) shall be $10,000,000 or more, unless otherwise agreed by the Borrower and the Administrative Agent.  For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its Lender Affiliates, if any.  Each such assignment shall be made with (and subject to) the subscribed consent of the Borrower and the Administrative Agent (which shall not, in either case, be unreasonably withheld); provided that if an Assignee is a Lender Affiliate or is a Lender immediately prior to such assignment, or if at the time an Event of Default shall have occurred and be continuing, no such consent shall be required; provided further that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent within 10 Domestic Business Days after having received notice thereof.  Upon execution and delivery of such instrument, recording of such instrument as provided in Section 2.16(a), obtainment of the foregoing required consents (if any) and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment (or, if the Commitments shall have terminated, Loans in an aggregate principal amount) as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.  In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500.  If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States Federal income taxes in accordance with Section 8.4.  Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Borrower or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section 9.6(c).

(d)        Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement, including any pledge or assignment to secure obligations to a Federal Reserve Bank.  No such assignment shall release the transferor Lender from its obligations hereunder.

(e)        No Participant shall be entitled to receive any greater payment under Section 8.3 or 8.4, (and the Borrower shall not incur any greater liability for Taxes or Other Taxes pursuant to Section 8.4), than the transferor Lender would have been entitled to receive with respect to the rights transferred (or than the Borrower was liable for with respect to such transferor Lender), unless such transfer is made (i) by reason of the provisions of Section 8.2, 8.3 or 8.4 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or (ii) at a time when the circumstances giving rise to such greater payment did not exist.  No Participant shall be entitled to the benefits of Section 8.4 unless such Participant complies with Section 8.4(e) as if it were a Lender.

(f)        Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

SECTION 9.7.   Governing Law; Submission to Jurisdiction, WAIVER OF JURY TRIAL.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including General Obligations Laws 5-1401 and 5-1402.  Each of the parties hereto hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York County for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  To the fullest extent permitted by applicable law, each party hereto shall not assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided that the foregoing shall not limit the indemnification provisions set forth in Section 9.3.

SECTION 9.8.   Counterparts; Integration; Effectiveness.

(a)      This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.  The Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(b)      This Agreement shall become effective on the date that the Administrative Agent shall have received counterparts hereof signed by each of the parties hereto.  Delivery of an executed signature page of this Agreement by electronic communication (in .pdf form) or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. The effectiveness of this Agreement and any such signatures shall, subject to applicable law, have the same force and effect as the manually executed originals and shall be binding on each of the parties hereto.

SECTION 9.9.   Confidentiality.  The Administrative Agent and each Lender agrees to keep any information delivered or made available by the Borrower pursuant to the Loan Documents confidential from anyone other than persons employed or retained by such Lender and its Lender Affiliates who are engaged in evaluating, approving, structuring or administering the credit facility contemplated hereby and are informed of the confidential nature of such information and instructed to keep such information confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing such information (a) to any other Lender or to the Administrative Agent, (b) to any other Person if reasonably incidental to the administration of the credit facility contemplated hereby, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which had been publicly disclosed other than as a result of a disclosure by the Administrative Agent or any Lender prohibited by this Agreement, (f) in connection with any litigation to which the Administrative Agent, any Lender or its subsidiaries or Parent may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder, (h) to such Lender’s or the Administrative Agent’s legal counsel and independent auditors and (i) subject to the provisions of this Section or provisions substantially similar to those contained in this Section, to any actual or proposed Participant or Assignee, any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its obligations or to any credit insurance provider relating to the Borrower and its obligations, in each case, so long as each such Person is informed of the confidential nature of such information and instructed to keep such information confidential.

SECTION 9.10.   Termination.  This Agreement shall terminate upon the termination of all Commitments and repayment in full of the aggregate outstanding principal amount of the Loans, accrued interest thereon, and all fees and expenses and other amounts due and payable at such time; provided that the provisions of Sections 7.6, 8.3, 8.4 and 9.3 shall survive such termination.

SECTION 9.11.   Collateral.  Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any “margin stock” (as defined in the Margin Regulations) as collateral in the extension or maintenance of the credit provided for in this Agreement.  Each of the Lenders acknowledges that the proceeds of the Loans hereunder will be used as described in Section 5.10.

SECTION 9.12.   Representations of Lenders.

(a)        Each of the Lenders represents and warrants to the Borrower that it is a corporation or association duly incorporated or organized and validly existing under the laws of its jurisdiction of incorporation or organization, as the case may be.

(b)        Each of the Lenders represents and warrants to the Borrower that this Agreement constitutes a valid and binding agreement of it enforceable against it in accordance with the terms hereof subject to (i) applicable receivership, insolvency, reorganization, moratorium and other laws affecting the rights of creditors of banks or other institutions generally from time to time in effect and (ii) equitable principles of general applicability.

SECTION 9.13.   USA PATRIOT Act.  Each Lender which is subject to Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), hereby notifies the Borrower that, pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address and tax identification number of the Borrower and other information regarding the Borrower reasonably necessary to allow such Lender to identify the Borrower in accordance with the Act.

SECTION 9.14.   No Fiduciary Duty.  Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lender Parties”), may have economic interests that conflict with those of the Borrower, its stockholders or its Affiliates.  The Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Party, on the one hand, and the Borrower, its stockholders or its Affiliates, on the other.  The Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender Party has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Party has advised, is currently advising or will advise the Borrower, its stockholders or its Affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender Party is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other Person.  The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  The Borrower agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NORFOLK SOUTHERN CORPORATION

By:	Marta R. Stewart
Name:	Marta R. Stewart
Title:	Vice President and Treasurer

Address:	Three Commercial Place
Norfolk, VA 23510-9227
Taxpayer ID:	52-1188014

[Norfolk Southern Credit Agreement Signature Page]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Robert P. Kellas
Name:	Robert P. Kellas
Title:	Executive Director

[Norfolk Southern Credit Agreement Signature Page]

BANK OF AMERICA, N.A., as Syndication Agent and as a Lender

By:	/s/ Irene Bertozzi Bartenstein
Name:	Irene Bertozzi Bartenstein
Title:	Director

[Norfolk Southern Credit Agreement Signature Page]

CITIBANK, N.A., as Syndication Agent and as a Lender

By:	/s/ Susan M. Olsen
Name:	Susan M. Olsen
Title:	Vice President

[Norfolk Southern Credit Agreement Signature Page]

WELLS FARGO BANK, N.A., as Syndication Agent and as a Lender

By:	/s/ Monique Gasque
Name:	Monique Gasque
Title:	Assistant Vice President

[Norfolk Southern Credit Agreement Signature Page]

GOLDMAN SACHS BANK USA, as Documentation Agent and as a Lender

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

[Norfolk Southern Credit Agreement Signature Page]

MORGAN STANLEY SENIOR FUNDING, INC., as Documentation Agent

By:	/s/ Michael King
Name:	Michael King
Title:	Vice President

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

[Norfolk Southern Credit Agreement Signature Page]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Documentation Agent and as a Lender

By:	/s/ Lawrence Elkins
Name:	Lawrence Elkins
Title:	Vice President

[Norfolk Southern Credit Agreement Signature Page]

FIFTH THIRD BANK, as a Lender

By:	/s/ Randolph J. Stierer
Name:	Randolph J. Stierer
Title:	Vice President

[Norfolk Southern Credit Agreement Signature Page]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Richard C. Munsick
Name:	Richard C. Munsick
Title:	Senior Vice President

[Norfolk Southern Credit Agreement Signature Page]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Shuji Yabe
Name:	Shuji Yabe
Title:	Managing Director

[Norfolk Southern Credit Agreement Signature Page]

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Lisa DeCristofaro
Name:	Lisa DeCristofaro
Title:	Vice President

[Norfolk Southern Credit Agreement Signature Page]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Carlos L. Lamboglia
Name:	Carlos L. Lamboglia
Title:	Assistant Vice President

[Norfolk Southern Credit Agreement Signature Page]

Schedule 1

COMMITMENT SCHEDULE

LENDERS	COMMITMENTS

JPMorgan Chase Bank, N.A.	$ 82,500,000.00
Bank of America, N.A.	$ 82,500,000.00
Citibank, N.A.	$ 82,500,000.00
Wells Fargo Bank, N.A.	$ 82,500,000.00
Goldman Sachs Bank, N.A.	$ 65,000,000.00
Morgan Stanley Bank, N.A.	$ 65,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$ 65,000,000.00
Fifth Third Bank	$ 45,000,000.00
PNC Bank, National Association	$ 45,000,000.00
Sumitomo Mitsui Banking Corporation	$ 45,000,000.00
The Northern Trust Company	$ 45,000,000.00
U.S. Bank National Association	$ 45,000,000.00
TOTAL	$750,000,000.00

Schedule 2

PRICING GRID

Status	Level I	Level II	Level III	Level IV	Level V	Level VI
Facility Fee	0.080%	0.10%	0.15%	0.175%	0.225%	0.30%
Applicable Margin for Eurodollar Loans	0.795%	0.90%	0.975%	1.075%	1.275%	1.45%
Applicable Margin for Base Rate Loans	0%	0%	0%	0.075%	0.275%	0.45%

For purposes of this Grid, the following terms have the following meanings, subject to the final paragraph of this Grid:

“Level I Status” exists at any date if, at such date, the Borrower’s senior unsecured long-term debt is rated A/A2 or higher.

“Level II Status” exists at any date if, at such date, the Borrower’s senior unsecured long-term debt is rated A-/A3.

“Level III Status” exists at any date if, at such date, the Borrower’s senior unsecured long-term debt is rated BBB+/Baa1.

“Level IV Status” exists at any date if, at such date, the Borrower’s senior unsecured long-term debt is rated BBB/Baa2.

“Level V Status” exists at any date if, at such date, the Borrower’s senior unsecured long-term debt is rated BBB-/Baa3.

“Level VI Status” exists at any date if, at such date, no other Status exists.

“Moody’s” means Moody’s Investors Service, Inc., or its successor entity.

“S&P” means Standard & Poor’s Financial Services LLC, or its successor entity.

“Status” refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status exists at any date.

The credit ratings to be utilized for purposes of this Schedule 2 are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded.  In the event of split ratings from Moody’s and S&P, (i) if the ratings are one full rating category apart, Status shall be determined by the higher of the two ratings (unless the lower of such two ratings is BB+(Ba1) or lower, in which case Status shall be determined by the lower of such two ratings) and (ii) if the ratings are more than one full rating category apart, Status shall be determined based on the rating at the midpoint between the two ratings, provided that if there is no rating at the midpoint between the two ratings, the higher of the two intermediate ratings (unless the lower of such two ratings is BB+(Ba1) or lower, in which case Status shall be determined by the lower of such two ratings) shall apply (e.g., BBB+/Baa2 results in Level III Status, BBB+/Baa3 and BBB/Baa3 both result in Level IV Status and BBB+/Ba1 results in Level V Status).

EXHIBIT A

FORM OF NOTE

$_______________	New York, New York [___________], 2011

For value received, NORFOLK SOUTHERN CORPORATION, a Virginia corporation (the “Borrower”), hereby unconditionally promises to pay _____________(the “Lender”), for the account of its Applicable Lending Office, the principal amount of the lesser of (a) ____________________ ($______) and (b) the aggregate unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement.  The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement.  All such payments of principal and interest shall be made in lawful money of the United States in immediately available funds at the office of JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017.

All Loans made by the Lender, the respective Types thereof and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, which recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

This note is one of the Notes referred to in the Credit Agreement dated as of December 14, 2011 among the Borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as the same may be amended from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement are used herein with the same meanings.  Reference is made to the Credit Agreement for provisions for the optional prepayment hereof and the acceleration of the maturity hereof.

The assignment of this note and any rights with respect thereto is subject to the provisions of the Credit Agreement including the provisions governing the Register and the Participant Register and the other provisions of Section 9.6 of the Credit Agreement.

This note shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page to follow]

NORFOLK SOUTHERN CORPORATION

By:
Name:
Title:

LOANS AND PAYMENTS OF PRINCIPAL

Date	Class of Loan	Type of Loan	Amount of Loan	Amount of Principal Repaid	Notation Made By

EXHIBIT B-1

INTENTIONALLY OMITTED

EXHIBIT B-2

INTENTIONALLY OMITTED

EXHIBIT C

INTENTIONALLY OMITTED

EXHIBIT D

FORM OF

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	____________________________

2.	Assignee:	______________________________
[and is a Lender Affiliate of] [identify Lender] 1

3.	Borrower(s):	Norfolk Southern Corporation

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as administrative agent under the Credit Agreement

5.	Credit Agreement:
The Credit Agreement dated as of December 14, 2011 among Norfolk Southern Corporation, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., Citibank, N.A. and Wells Fargo Bank, N.A., as Syndication Agents, and the other agents parties thereto

_____________________
1  Select as applicable

6.	Assigned Interest:

Commitment Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans2
	$	$	%
	$	$	%
	$	$	%

Effective Date:   ______________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information  (which may contain material non-public information about the Borrower, the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

NAME OF ASSIGNOR

By:
Title:

ASSIGNEE

NAME OF ASSIGNEE

By:
Title:

_____________________
  2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders.

[Consented to and]3 Accepted: JPMorgan Chase Bank, N.A., as Administrative Agent

By:	_____________________________________________
Title:

[Consented to:] 4 Norfolk Southern Corporation

By:	_____________________________________________
Title:

_____________________
3  To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

4  To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1   Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.   Payments.    From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT E

Form of Money Market Quote Request

[Date]

To:	JPMorgan Chase Bank, N.A. (the “Administrative Agent”)

From:	Norfolk Southern Corporation (the “Borrower”)

Re:	Credit Agreement (the “Credit Agreement”) dated as of December 14, 2011 among the Borrower, the Lenders listed on the signature pages thereof and the Administrative Agent.

We hereby give notice pursuant to Section 2.3 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing:  ___________________

Principal Amount5                                        Interest Period6
$

Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate].

Terms used herein have the meanings assigned to them in the Credit Agreement.

NORFOLK SOUTHERN CORPORATION

By:
Title:

_________________
5	Amount must be $10,000,000 or a larger multiple of $1,000,000.

6	Not less than one month (LIBOR Auction) or not less than 14 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

EXHIBIT F

Form of Invitation for Money Market Quotes

To:	[Name of Lender]

Re:	Invitation for Money Market Quotes to Norfolk Southern Corporation (the “Borrower”)

Pursuant to Section 2.3 of the Credit Agreement dated as of December 14, 2011 among Norfolk Southern Corporation, the Lenders parties thereto and the undersigned, as Administrative Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):

Date of Borrowing:  ___________________

Principal Amount                                    Interest Period
$

Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate].

Please respond to this invitation by no later than 2:00 P.M.7 9:30 A.M.8 (New York City time) on [date]9.

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By:
Title:

_________________
7	In case of a LIBOR Auction.

8	In case of an Absolute Rate Auction.

9
In the case of a LIBOR Auction, the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing; in the case of an Absolute Rate Auction, the proposed date of Borrowing; or in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed.

EXHIBIT G

Form of Money Market Quote

JPMORGAN CHASE BANK, N.A.
   as Administrative Agent
270 Park Avenue
New York, New York  10017

Attention:

Re:	Money Market Quote to
Norfolk Southern Corporation (the “Borrower”)

In response to your invitation on behalf of the Borrower dated ___________, 20__, we hereby make the following Money Market Quote on the following terms:

1.  Quoting Lender:  _____________________________

2.  Person to contact at Quoting Lender:

__________________________________

3.  Date of Borrowing:  ______________________*

4.  We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal Amount**	Interest Period***	Money Market [Margin****] [Absolute Rate*****]

$

$

 Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $____________.**

__________

* As specified in the related Invitation.

** Principal amount bid for each Interest Period may not exceed principal amount requested.  Specify aggregate limitation if the sum of the individual offers exceeds the amount the Lender is willing to lend.  Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

   We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of December 14, 2011, the Lenders listed on the signature pages thereof and yourselves, as Administrative Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

Very truly yours,

[NAME OF LENDER]

Dated:______________	By:__________________________________
Authorized Officer
____________

*** Not less than one month in the case of Money Market LIBOR Loans or 14 days, in the case of Money Market Absolute Rate Loans, as specified in the related Invitation.  No more than five bids are permitted for each Interest Period.

**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period.  Specify percentage (to the nearest 1/10,000th of 1%) and specify whether “PLUS” or “MINUS”.

***** Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

EXHIBIT H

Form of Closing Certificate

NORFOLK SOUTHERN CORPORATION

Closing Certificate

December 14, 2011

Reference is hereby made to that certain Credit Agreement, dated as of the date hereof (the “Credit Agreement”), among Norfolk Southern Corporation (the “Company), as borrower, the several banks and other financial institutions or entities from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Terms used herein but not defined herein have the meanings ascribed to them in the Credit Agreement.

Pursuant to Section 3.1(h) of the Credit Agreement, the undersigned, being the Vice President and Treasurer of the Company, hereby certifies, in her capacity as an officer of the Company and not individually, that:

The representations and warranties of the Company contained in each Loan Document to which it is a party or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection therewith are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

1.           No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans being made on the date hereof and the use of the proceeds thereof.

2.           There are no liquidation or dissolution proceedings pending or to our knowledge threatened against the Company nor has any other event occurred affecting or threatening the corporate existence of the Company.

3.           Attached hereto as Exhibit A is a true, correct and complete copy of the Articles of Incorporation of the Company, together with any and all amendments thereto, certified by the Secretary of State of the Commonwealth of Virginia, which Articles of Incorporation have not been revoked, modified or restated and are in full force and effect as of the date hereof.

4.           Attached hereto as Exhibit B is a true, correct and complete copy of the Bylaws of the Company, and all amendments thereto, the same being in full force and effect in the attached form as of the date hereof.

5.           Attached hereto as Exhibit C is a true, correct and complete copy of the resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the Credit Agreement and other documents and instruments contemplated thereby and the obligations contemplated to be performed thereunder, none of which resolutions have been amended or repealed in any respect as of the date hereof, and all of which resolutions are in full force and effect as of the date hereof and are the only corporate proceedings of the Company now in full force and effect relating to or affecting the matters referred to therein.

6.           Attached hereto as Exhibit D is a complete and correct copy of a certificate of good standing of the Company as issued by the Secretary of State of the Commonwealth of Virginia, dated as of November 15, 2011.

7.           The persons whose names appear on Exhibit E hereto are duly elected and qualified officers of the Company holding the offices indicated next to their respective names, and the signatures appearing opposite their respective names are the true and genuine signatures of such officers, and each of such officers are duly authorized to execute and deliver, on behalf of the Company, the Credit Agreement, the Loan Documents and any certificate or other document to be delivered by the Company pursuant to the Credit Agreement and the other transactions contemplated thereby.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned has executed this Closing Certificate in her capacity as an officer of the Company and not individually, effective as of the date first above written.

By:
	Name:	Marta R. Stewart
	Title:	Vice President and Treasurer

The undersigned, being the duly elected and qualified Corporate Secretary of the Company, hereby certifies that Marta R. Stewart is the duly elected and qualified Vice President and Treasurer of the Company and that the foregoing signature appearing above her name is her true and genuine signature.

By:
	Name:	Howard D. McFadden
	Title:	Corporate Secretary

EXHIBIT I-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of December 14, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Norfolk Southern Corporation, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and each lender from time to time party thereto.
Pursuant to the provisions of Section 8.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business as described in Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower as described in Sections 871(h)(3)(B) and 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate (and IRS Form W-8BEN) in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:	___________________________________________
Name:
Title:

Date: ________ __, 20[  ]

EXHIBIT I-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of December 14, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Norfolk Southern Corporation, as Borrower, JPMorgan Chase Bank, N.A., and each lender from time to time party thereto.
Pursuant to the provisions of Section 8.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business as described in Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower as described in Sections 871(h)(3)(B) or 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate (and IRS Form W-8BEN) in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:	___________________________________________
Name:
Title:

Date: ________ __, 20[  ]

EXHIBIT I-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of December 14, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Norfolk Southern Corporation, as Borrower, JPMorgan Chase Bank, N.A., and each lender from time to time party thereto.
Pursuant to the provisions of Section 8.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business as described in Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower as described in Sections 871(h)(3)(B) and 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate (and applicable forms from each of its partners/members that is claiming the portfolio interest exemption) in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:	___________________________________________
Name:
Title:

Date: ________ __, 20[  ]

EXHIBIT I-4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of December 14, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Norfolk Southern Corporation, as Borrower, JPMorgan Chase Bank, N.A., and each lender from time to time party thereto.
Pursuant to the provisions of Section 8.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business as described in Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower as described in Sections 871(h)(3)(B) and 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate (and applicable forms from each of its partners/members that is claiming the portfolio interest exemption) in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:	___________________________________________
Name:
Title:

Date: ________ __, 20[  ]